Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Network Commerce Inc.'s previously filed Registration Statements File Nos. 333-90099, 333-92533, 333-74494 on Form S-8; File Nos. 333-48708 and 333-67202 on Form S-3; and File No. 333-69324 on Form S-1.


/s/ Arthur Andersen LLP

Seattle, Washington
March 29, 2002